PERFORMANCE SHARE RIGHT AGREEMENT
                           _________________________________
               This Performance Share Right Agreement (``Agreement'') is made this ____ day of _______, 1997, between Pomeroy Computer Leasing Company, Inc., a Kentucky corporation (``Employer'') and Vic Eilau (``Employee''), who agree as follows:

               1.Recitals. Pursuant to an Employment Agreement dated ___________, 1997 (the ``Employment Agreement ''
                                                           ), Employee  ha s
          agreed to serve as President of  the Employer.  Employer  desires
          to  provide   certain   additional  financial   inducements   and
          incentives to Employee pursuant to this Agreement.

               2. Employment Services. The terms of the employment of the Employee with the Employer are set forth in the Employment Agreement. Unless otherwise indicated, capitalized terms used herein shall have the same meanings as in the Employment Agreement.

               3.  Performance Share Right.
                    (a) Employee is hereby granted a performance share right as more fully described herein (the ``Performance Share Right'' ) to provide Employee with the ability to participate in, to the extent herein provided, the growth of the '' Value'' (as defined herein) of the business of Employer during the term of
          his  employment  with  the  Employer.     The  purpose  of   this
          Performance Share Right is to provide Employee with additional incentive to maintain and improve the financial performance and
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          strength of the Employer.  As a result of this Performance  Share
          Right, Employee shall receive, as additional Compensation:

                         (i)  Within ten (10)  days of the  receipt of  the
          Proceeds  from  any  Dissolution,  Asset  Sale,  Stock  Sale   or
           Reorganization Transaction '' (as  defined  herein),  which  is consummated before the termination  of this Agreement, an  amount equal to the following applicable percentage of the Proceeds:

                              (A)  twenty-five   percent   (25%)   of   the
          Proceeds if such transaction occurs during the first three years of this Agreement;

                              (B) twenty percent (20%) of the Proceeds if such transaction occurs after the third year but prior to the end of the eighth year of this Agreement; and

                              (C) twelve and one-half percent (12.5%) of the Proceeds if such transaction occurs after the eighth year of this Agreement;

                              Such applicable amount of the Proceeds shall be reduced by the following applicable amount:

                              (A)  twenty-five   percent   (25%)   of   the
          capitalization of Leasing Company if the transaction occurs during the first three years of this Agreement; or

                              (B) twenty percent (20%) of the capitalization of Leasing Company if the transaction occurs after the third year but prior to the eighth year of this Agreement; or

                              (C) twelve and one-half percent (12.5%) of the capitalization of Leasing Company if the transaction occurs after the eighth year of this Agreement.

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                         (ii) Upon a termination of Employee's  employment,
          other than (A) a termination by Employee before the day which is three (3) years from the date of this Agreement (except for a termination caused by the Employee's death or ``Disability'' or for Good Reason (as defined in the Employment Agreement)) or (B)
          a termination  of  Employee by  the  Employer  for ``Cause   (as
          defined in the Employment Agreement), Employee shall receive an amount equal to twenty-five percent (25%) of the Value of the Employer as of the date of the termination of the employment of the Employee with the Employer, reduced by an amount equal to twenty-five percent (25%) of the capitalization of Employer. In the event that Employee is employed by Employer for longer than three (3) years but less than eight (8) years, twenty percent (20%) shall be substituted in lieu of twenty-five percent (25%)
          in both respective places above.   In the event that Employee  is
          employed by Employer for longer than eight (8) years, twelve and one-half percent (12.5%) shall be substituted in lieu of twenty percent (20%) in both respective places above.

                         (iii)     In the event that the death of  Employee
          occurs  when  Employee's  performance  share  right  under   this
          Agreement has  no   Value , Company  shall  pay  to  Employee's
          designated beneficiary fifty percent (50%) of any insurance proceeds received by Company upon Employee's death.
                         For purposes  of  this  Agreement,  the  following
                     (b)
          definitions shall apply:

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                         (i)  ` Dissolution''    shall    mean    statutory
          dissolution of the  Employer pursuant  to the  terms of  Sections
          _______,         .  of  the  Kentucky  Revised  Statutes  or  any
          seqetssor provisions thereof.
            (ii)  Asset Sale    shall mean  any sale or  other
          disposition by Employer of all, or substantially all, of its assets which would fall within the description of a ``Sale of
          Entire Assets   provided  in  Section  _______ of  the  Kentucky
                        ''
          Revised Statutes or any successor provisions thereof.
                         (iii)
                                         Stock Sale   shall mean  (
                                                ''              A) the sale
          by Employer's shareholders of record of fifty percent (50%) or more of the Employer's outstanding shares to any person or persons who were not already shareholders at the time of the first of such sales or who are not family members or trusts for the benefit of family members of a shareholder; or (B) any issuance of shares by Employer to a person who was not previously a shareholder followed within sixty (60) days of such issuance by the redemption of fifty percent (50%) or more of the shares outstanding before such issuance.
                         (iv)  Reorganization Transaction
                              ``                          '' shall  mean a
          reorganization as such term is defined in (A), (B), (C), or (D) of Paragraph (1) of Section 368(a) of the Internal Revenue Code of 1986, as amended from time to time.
                         (v) Proceeds shall mean (A) when used in connection with a Dissolution, the total book value of the assets
          of  the  Employer  that  are  available  to  be  distributed   to

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          Employer's shareholders reduced by all of Employer's liabilities;
          (B) when used  in connection  with an  Asset Sale,    the  total
          purchase price paid for the assets sold pursuant to an Asset Sale reduced by the amount of all of the Employer's liabilities not assumed by the purchaser in connection with such Asset Sale; (C) when used in connection with a Stock Sale, the price per share paid to the shareholder(s) participating in such sale multiplied by the total number of the outstanding shares as of the day before such sale (or the day before an issuance followed by a sale); or (D) when used in connection with a Reorganization Transaction, the fair market value of the property (whether stock, securities or other property) received by the shareholders in exchange for the shareholders' stock or assets; provided  that
           the term   Proceeds'' shall exclude  any promissory  notes, non-
          cash assets or stock received as consideration in connection with an Asset Sale, Stock Sale or Reorganization Transaction, until such promissory notes are paid or such assets or stock are sold.
                         In the event that  a Stock Sale or  Reorganization
          Transaction would occur between the shareholders of Pomeroy Computer Resources, Inc. and an acquiring entity, the parties agree that such a transaction shall constitute an Asset Sale or Reorganization Transaction for purposes of this Agreement and the parties agree to implement the procedure set forth in item (vi) to determine the Value of Pomeroy Computer Leasing Company, Inc. as a part of the total consideration paid in the Stock Sale or

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          Reorganization Transaction for Pomeroy Computer Resources, Inc.'s
          shares.
                         (vi) The   Value  shall  be  an  amount mutually
          agreed upon by Employer and Employee within thirty (30) days after the termination of Employee's employment with Employer. In the event Employer and Employee are unable between themselves to agree upon a Value for all the outstanding stock of Employer, Employer and Employee shall appoint a Big Six accounting firm or top 25 investment banking firm with at least ten years experience in valuing leasing companies to determine the fair market value
          of 100% of the  outstanding stock of Employer.   The fair  market
          value of 100% of the stock Employer as determined by such appraiser, shall be the Value for purposes of this Agreement. The cost of such appraiser shall be divided equally between the parties.

               4.   ___________                     Termination.
           In  the   event   the  Employee   terminates   his
          employment with the Employer either (A) after the day which is three (3) years from the date of this Agreement; or (B) as a result of Employee's death or Disability or termination of employment for Good Reason, the amount payable pursuant to
          Section 3(a)(ii) shall be payable in sixty (60) equal monthly installments commencing the first day of the month following the determination of Value as set forth herein. Such payments may be made in cash or, if the stock of Pomeroy Computer Resources, Inc. is publicly traded at the time of payment, deliver, in lieu of



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          cash, to Employee,  registered or freely  tradable shares of  the common stock of Pomeroy Computer  Resources, Inc., having a  fair market value equal to 100% of the amount due Employee  hereunder.
           For purposes of this Section, the fair market value of the stock shall be deemed to be the average of its bid and asked prices  on the date of distribution. If Employee should die prior to or during such sixty (60) month period, prior to receiving all of such payments, any remaining payments shall be paid to his designated beneficiary, as due. Provided, however, in the event that Employer would receive any insurance proceeds upon the death of Employee, Employer would use up to 50% of such insurance proceeds (but not more than the amount due) to apply against the balance due hereunder and any remaining payments shall be made over the remaining term, as due.
                         In the event of termination by the Employee before
                     (b)
          the day which is three (3) years from the date of this Agreement (except for termination caused by Employee's death or Disability or termination of employment for Good Reason), Employee shall forfeit any Performance Share Right otherwise earned and/or payable pursuant to the terms of this Agreement.
                    (c) In the event of the termination of the employment of the Employee for Cause, Employee shall forfeit any Performance Share Right earned and/or payable pursuant to the terms of this Agreement.

               5. Public Offering. In the event of an initial public offering of the shares of the Employer, the Employer and Employee


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          shall use  their best  efforts to  negotiate the  impact of  such initial public offering on the Performance Share Right granted to Employee hereunder.

               6.   Withholding.   Employer shall  withhold all  applicable
          federal, state and local taxes from every payment of compensation made pursuant to the terms of this Agreement.

               7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky. Any action arising out of this Agreement or the claimed breach thereof shall only be brought in a court of competent jurisdiction in Boone County, Kentucky, and the parties hereto hereby consent to jurisdiction and venue in such courts.

               8. Entire Agreement. This Agreement and Employee's Employment Agreement with Pomeroy Computer Resources, Inc. and the Exhibits thereto contain the entire understanding of the parties hereto with respect to the subject matter contained herein and may be altered, amended or superseded only by an amendment in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

               9. Pomeroy Computer Resources, Inc., the parent company of Pomeroy Computer Leasing Company, Inc. hereby guarantees all the obligations of Employer to Employee under the terms and conditions of this Performance Share Right Agreement.
               Signed on the date above.

                                          COMPANY, INC.
                                          By:
          ________________________________
               ___________________________________
                                          VIC EILAU

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